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                                                                       EX-99.B11

                              ARTHUR ANDERSEN LLP



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated July 2, 1997, on the May 31, 1997 financial statements of CUFUND, included in the previously filed Form N-30D dated July 21, 1997, and to all references to our Firm included in or made part of Post-Effective Amendment No. 6 to the Registration Statement File No. 33-44293.

                              /s/ ARTHUR ANDERSEN LLP

Philadelphia, PA
   September 24, 1997